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                                                                    Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of ScanSoft, Inc. on Form S-8 of our report dated March 15, 2005 relating to the consolidated financial statements and financial statement schedules of Nuance Communications, Inc., as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 appearing in the Form 8-K of ScanSoft, Inc. dated September 15, 2005.

/s/ Deloitte & Touche LLP

San Jose, California
September 16, 2005